                                                                    EXHIBIT 10.X

                                                                  EXECUTION COPY




                        RECEIVABLES PURCHASE AGREEMENT

                         dated as of December 21, 1999

                                      as

                             AMENDED AND RESTATED

                             as of March 31, 2000

                                     among

                        AILIC RECEIVABLES CORPORATION,

                                  as Seller,

                    AMERICAN INCOME LIFE INSURANCE COMPANY,

                                 as Servicer,

                  PREFERRED RECEIVABLES FUNDING CORPORATION,

                                 as Purchaser

                                      and

                                 BANK ONE, NA,

                     as a Financial Institution and Agent

                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----
                                   ARTICLE I
                             PURCHASE ARRANGEMENTS

Section 1.1    Purchase Facility...........................................    1
Section 1.2    Increases...................................................    1
Section 1.3    Decreases...................................................    2
Section 1.4    Payment Requirements........................................    2

                                  ARTICLE II
                           PAYMENTS AND COLLECTIONS

Section 2.1    Payments....................................................    3
Section 2.2    Collections Prior to Amortization...........................    3
Section 2.3    Collections Following Amortization..........................    3
Section 2.4    Application of Collections..................................    4
Section 2.5    Payment Rescission..........................................    4
Section 2.6    Aggregate Purchaser Interest................................    5

                                  ARTICLE III
                                PREFCO FUNDING

Section 3.1    CP Costs....................................................    5
Section 3.2    CP Costs Payments...........................................    5
Section 3.3    Calculation of CP Costs.....................................    5

                                  ARTICLE IV
                         FINANCIAL INSTITUTION FUNDING

Section 4.1    Financial Institution Funding...............................    5
Section 4.2    Yield Payments..............................................    5
Section 4.3    Selection and Continuation of Tranche Periods...............    6
Section 4.4    Financial Institution Discount Rates........................    6
Section 4.5    Suspension of the LIBO Rate.................................    6

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

Section 5.1    Representations and Warranties of Seller Parties............    6
Section 5.2    Financial Institution Representations and Warranties........   11

                                  ARTICLE VI
                            CONDITIONS OF PURCHASES

Section 6.1    Conditions Precedent to Effectiveness of this Agreement.....   11
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                               Table of Contents
                               -----------------
                                  (continued)

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Section 6.2    Conditions Precedent to All Purchases and Reinvestments.....   11

                                    ARTICLE VII
                                     COVENANTS

Section 7.1    Affirmative Covenants of the Seller Parties.................   12
Section 7.2    Negative Covenants of the Seller Parties....................   20

                                 ARTICLE VIII
                         ADMINISTRATION AND COLLECTION

Section 8.1    Designation of Servicer.....................................   22
Section 8.2    Duties of Servicer..........................................   22
Section 8.3    Collection Rights...........................................   23
Section 8.4    Responsibilities of Seller..................................   24
Section 8.5    Reports.....................................................   24
Section 8.6    Servicing Fees..............................................   24

                                  ARTICLE IX
                              AMORTIZATION EVENTS

Section 9.1    Amortization Events.........................................   24
Section 9.2    Remedies....................................................   27

                                   ARTICLE X
                                INDEMNIFICATION

Section 10.1   Indemnities by the Seller Parties...........................   27
Section 10.2   Increased Cost and Reduced Return...........................   30
Section 10.3   Other Costs and Expenses....................................   30
Section 10.4   Allocations.................................................   31

                                  ARTICLE XI
                                   THE AGENT

Section 11.1   Authorization and Action....................................   31
Section 11.2   Delegation of Duties........................................   31
Section 11.3   Exculpatory Provisions......................................   31
Section 11.4   Reliance by Agent...........................................   32
Section 11.5   Non-Reliance on Agent and Other Purchasers..................   32
Section 11.6   Reimbursement and Indemnification...........................   33
Section 11.7   Agent in its Individual Capacity............................   33
Section 11.8   Successor Agent.............................................   33
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                                       ii
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                               Table of Contents
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                                  (continued)

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                                  ARTICLE XII
                          ASSIGNMENTS; PARTICIPATIONS

Section 12.1   Assignments.................................................   33
Section 12.2   Participations..............................................   34

                                 ARTICLE XIII
                              LIQUIDITY FACILITY

Section 13.1   Transfer to Financial Institutions..........................   35
Section 13.2   Transfer Price Reduction Yield..............................   35
Section 13.3   Payments to PREFCO..........................................   35
Section 13.4   Limitation on Commitment to Purchase from PREFCO............   35
Section 13.5   Defaulting Financial Institutions...........................   36

                                  ARTICLE XIV
                                 MISCELLANEOUS

Section 14.1   Waivers and Amendments......................................   36
Section 14.2   Notices.....................................................   37
Section 14.3   Ratable Payments............................................   38
Section 14.4   Protection of Ownership Interests of the Purchasers.........   38
Section 14.5   Confidentiality.............................................   39
Section 14.6   Bankruptcy Petition.........................................   39
Section 14.7   Limitation of Liability.....................................   39
Section 14.8   CHOICE OF LAW...............................................   40
Section 14.9   CONSENT TO JURISDICTION.....................................   40
Section 14.10   WAIVER OF JURY TRIAL.......................................   40
Section 14.11   Integration; Binding Effect; Survival of Terms.............   40
Section 14.12   Counterparts; Severability; Section References.............   41
Section 14.13   Bank One Roles.............................................   41
Section 14.14   Characterization...........................................   41

                        RECEIVABLES PURCHASE AGREEMENT

                                      as

                             AMENDED AND RESTATED


         This Receivables Purchase Agreement dated as of December 21, 1999, as amended and restated as of March 31, 2000, is among AILIC RECEIVABLES CORPORATION, a Delaware corporation ("Seller"), AMERICAN INCOME LIFE INSURANCE
                                      ------
COMPANY, an insurance company organized under the laws of Indiana ("AIL"), as
                                                                    ---
the initial Servicer (the Servicer together with the Seller, the "Seller
                                                                  ------
Parties" and each a "Seller Party"), the funding entities listed on Schedule A
-------              ------------                                   ----------
to this Agreement (together with their respective successors and assigns hereunder, the "Financial Institutions"), PREFERRED RECEIVABLES FUNDING
                ----------------------
CORPORATION ("PREFCO"), and BANK ONE, NA (with headquarters in Chicago,
              ------
Illinois), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent").
                                                                    -----
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
                                            ---------

                             PRELIMINARY STATEMENTS

         Seller, AIL, PREFCO and the Agent are parties to that certain Receivables Purchase Agreement dated as of December 21, 1999 (the "Existing
                                                                   --------
Receivables Purchase Agreement") and desire to amend and restate the Existing
------------------------------
Receivables Purchase Agreement in its entirety subject to the terms and conditions contained herein. It is the intention of the parties hereto that the execution and delivery of this Agreement not effect a novation, payment, discharge or extinguishment of any obligation arising under the Existing Receivables Purchase Agreement, but merely a restatement and substitution of the terms thereof.

                                   ARTICLE I
                             PURCHASE ARRANGEMENTS

          Section 1.1    Purchase Facility. Upon the terms and subject to the
                         -----------------
conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, PREFCO may, at its option, instruct the Agent to purchase on behalf of PREFCO, or if PREFCO shall decline to purchase, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed the Purchase Limit during the period from the date hereof to but not including the Amortization Date.

          Section 1.2    Increases. Seller shall provide the Agent with at least
                         ---------
two Business Days' prior written notice of each Incremental Purchase . Such notice (a "Purchase Notice") shall be in the form set forth as Exhibit II
           ---------------                                     ----------
hereto. Each Purchase Notice shall be subject to Section 6.2 hereof and, except
                                                 -----------
as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which amount shall not be less than $500,000, or an increment of $100,000 in excess thereof) and shall not be greater than the Commitment Availability as of the date of the proposed purchase), the date of purchase (which shall be a Settlement Date) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether PREFCO agrees to make the purchase. If PREFCO declines to make a proposed purchase, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, PREFCO or the Financial Institutions, as
                       ----------
applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of PREFCO, the aggregate Purchase Price of the Purchaser Interests PREFCO is then purchasing or (ii) in the case of a Financial Institution, such Financial Institutions' Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

          Section 1.3    Decreases. Seller shall provide the Agent with prior
                         ---------
written notice in conformity with the Required Notice Period of any reduction from Collections requested by Seller of Capital (a "Reduction Notice"). Such
                                                    ----------------
Reduction Notice shall designate (i) the date (the "Proposed Reduction Date")
                                                    -----------------------
upon which any such reduction of Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the aggregate amount of Capital to be reduced which shall be applied ratably to the Purchaser Interests of PREFCO and the Financial Institutions in accordance with the amount of Capital (if any) owing to PREFCO, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1)
                                          -------------------
Reduction Notice shall be outstanding at any time. Notwithstanding the foregoing, the Aggregate Reduction will not be made if the Amortization Date shall have occurred for any reason on or prior to the Proposed Reduction Date.

          Section 1.4    Payment Requirements. All amounts to be paid or
                         --------------------
deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at Bank One, NA, 1 Bank One Plaza, Mail Suite IL1-0596, Chicago, Illinois 60670 (ABA No. 071000013; FMSD Clearing Account No. 7521-7683; Reference: AILIC Receivables Corporation) until otherwise notified by the Agent. Upon notice to Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                                  ARTICLE II
                           PAYMENTS AND COLLECTIONS

          Section 2.1    Payments. Notwithstanding any limitation on recourse
                         --------
contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be applied to reduce outstanding Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts payable pursuant
                ------------     ---
to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii)
   -----------                                       ---------
all Servicer costs and expenses in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the "Obligations"). If any Person fails to pay any of the
                         -----------
Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application toward the purchase of new Receivables or for handling as otherwise provided herein and, at all times prior to such payment, such Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

          Section 2.2    Collections Prior to Amortization. Prior to the
                         ---------------------------------
Amortization Date, any Collections and/or Deemed Collections received by the Servicer (after the initial purchase of a Purchaser Interest hereunder and on or prior to the Amortization Date of such Purchaser Interest) shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids up to the amount necessary to fund such Aggregate Unpaids. If at any time any Collections and/or Deemed Collections are received by the Servicer prior to the Amortization Date, Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of each and every
                      ------------
Collection received by the Servicer that is part of any Purchaser Interest, such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period and apply such amounts (if not previously paid in accordance with Section 2.1) to reduce unpaid CP Costs, Yield and other
                -----------
Obligations. If such CP Costs, Yield and other Obligations shall be reduced to zero, any additional Collections and/or Deemed Collections received by the Servicer shall (i) if applicable, be remitted to the Agent's account no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) thereafter be remitted from the Servicer to Seller on such Settlement Date.

          Section 2.3    Collections Following Amortization. On the Amortization
                         ----------------------------------
Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections and Deemed Collections received on such day (together with all Collections and Deemed Collections then held in trust pursuant to Section 2.2 or this Section 2.3). On
                                           ------------        -----------
and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids until such time as the Aggregate Unpaids are reduced to zero.

          Section 2.4    Application of Collections. If there shall be
                         --------------------------
insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as
                                               -----------    ---
applicable), the Servicer shall distribute funds:

          first, (i) if AIL or one of its Affiliates is then the Servicer and no
          -----
     Amortization Event or Potential Amortization Event shall have occurred and then be continuing, to the payment of the accrued and unpaid Servicing Fee, and (ii) if neither AIL nor any of its Affiliates is then the Servicer, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, second, to the reimbursement of the Agent's costs of collection and
          ------
     enforcement of this Agreement,

          third, to the ratable payment of all accrued and unpaid (i) fees under
          -----
     the Fee Letter, (ii) CP Costs, (iii) Yield and (iv) amounts payable under
     Article X,
     ---------

          fourth, to the ratable payment of all other unpaid Obligations,
          ------
     provided that to the extent such Obligations relate to the payment of
     --------
     Servicer costs and expenses when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations,

          fifth, (if applicable) in reduction of Capital of the Purchaser
          -----
     Interests,

          sixth, to the payment of any accrued and unpaid Servicing Fee (unless
          -----
     such fee shall have been paid in accordance with first above), and
                                                      -----

          seventh, after the Aggregate Unpaids have been indefeasibly reduced to
          -------
     zero, to Seller.

          Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared
                                       -----------
ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

          Section 2.5    Payment Rescission. No payment of any of the Aggregate
                         ------------------
Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

          Section 2.6    Aggregate Purchaser Interest. Seller shall ensure that
                         ----------------------------
the Purchaser Interests of the Purchaser shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall immediately pay to the Agent an amount to be applied to reduce the Capital of the Purchaser Interests (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

                                  ARTICLE III
                                PREFCO FUNDING

          Section 3.1    CP Costs. Seller shall pay CP Costs with respect to the
                         --------
Capital associated with each Purchaser Interest of PREFCO for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by PREFCO and funded substantially with Pooled Commercial Paper.

          Section 3.2    CP Costs Payments. On each Settlement Date, Seller
                         -----------------
shall pay to the Agent (for the benefit of PREFCO) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of PREFCO for the Accrual Period then most recently ended in accordance with Article II.
                ----------

          Section 3.3    Calculation of CP Costs. On the 13th day of each month
                         -----------------------
(or, if such day is not a Business Day, the next following Business Day), PREFCO shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and shall notify the Seller of such aggregate amount.

                                  ARTICLE IV
                         FINANCIAL INSTITUTION FUNDING

          Section 4.1    Financial Institution Funding. Each Purchaser Interest
                         -----------------------------
of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser
                        -----------
Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate. If the Financial Institutions acquire by assignment from PREFCO any Purchaser Interest pursuant to Article XIII, each
                                                             ------------
Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

          Section 4.2    Yield Payments. On the Settlement Date for each
                         --------------
Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial

Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article
                                                                         -------
II.
--

          Section 4.3    Selection and Continuation of Tranche Periods.
                         ---------------------------------------------

          (a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on each Settlement Date.

          (b) Seller or the Agent may, effective on the last day of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, divide any such
             -------------------
Purchaser Interest into multiple Purchaser Interests or combine any such Purchaser Interest with one or more other Purchaser Interests which either have a Terminating Tranche ending on such day or are newly created on such day, provided, in no event may a Purchaser Interest of PREFCO be combined with a
--------
Purchaser Interest of the Financial Institutions.

          Section 4.4    Financial Institution Discount Rates. Seller may select
                         ------------------------------------
the LIBO Rate or the Base Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche.

          Section 4.5    Suspension of the LIBO Rate. If any Financial
                         ---------------------------
Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Base Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Section 5.1    Representations and Warranties of Seller Parties.  Each
                         ------------------------------------------------
Seller Party hereby represents and warrants to the Agent and the Purchasers that:

          (a)  Corporate Existence and Power. Each Torchmark Entity is a
               -----------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Torchmark Entity is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so qualify would not have a Material Adverse Effect. AIL is duly qualified and licensed as an insurance company in each state in which Receivables are originated.

     (b)  Power and Authority; Due Authorization Execution and Delivery. The
          -------------------------------------------------------------
execution and delivery by each Torchmark Entity of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its respective corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which each Torchmark Entity is a party has been duly executed and delivered by such Torchmark Entity.

     (c)  No Conflict. The execution and delivery by each Torchmark Entity of
          -----------
this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Torchmark Entity or its Subsidiaries (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (d)  Governmental Authorization. Other than the filing of the financing
          --------------------------
statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by any Torchmark Entity of this Agreement or any other Transaction Document to which it is a party or the performance of its obligations hereunder and thereunder.

     (e)  Actions, Suits. There are no actions, suits or proceedings pending, or
          --------------
to the best of such Seller Party's knowledge, threatened, against or affecting any Torchmark Entity, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. No Torchmark Entity is in default with respect to any order of any court, arbitrator or governmental body.

     (f)  Binding Effect. This Agreement and each other Transaction Document to
          --------------
which any Torchmark Entity is a party constitute the legal, valid and binding obligations of such Torchmark Entity enforceable against such Torchmark Entity in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (g)  Accuracy of Information. All information heretofore furnished by any
          -----------------------
Torchmark Entity or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Torchmark Entity or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     (h)  Use of Proceeds. No proceeds of any purchase hereunder will be used
          ---------------
(i) to purchase "margin stock" as defined in, or otherwise for a purpose that violates or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     (i)  Good Title. Immediately prior to each purchase hereunder, Seller shall
          ----------
be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

     (j)  Perfection. This Agreement, together with the filing of the financing
          ----------
statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership interest in the Receivables, the Related Security and the Collections.

     (k)  Places of Business. The principal places of business and chief
          ------------------
executive offices of each Torchmark Entity and the offices where it keeps all of its Records are located at the respective address(es) listed on Exhibit III or
                                                                -----------
such other locations of which the Agent has been notified in accordance with
Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has
--------------                                               ---------------
been taken and completed. Each Torchmark Entity's Federal Employer Identification Number is correctly set forth on Exhibit III.
                                                -----------

     (l)  Collections. The conditions and requirements set forth in Section
          -----------
7.1(j) and in subsections (b), (c) and (e) of Section 8.2 have at all times been
              ---------------  ---     ---    -----------
satisfied and duly performed.

     (m)  Material Adverse Effect. (i) The initial Servicer represents and
          -----------------------
warrants that since September 30, 1999 no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller,
(B) the ability of Seller to perform its obligations under this Agreement, or
(C) the collectibility of the Receivables or Related Security generally or of any material portion of the Receivables or Related Security and (iii) each Seller Party represents and warrants that since September 30, 1999 no event has occurred that would have a material adverse effect on the financial condition or operation of the Performance Guarantor or AIL or the ability of the Performance Guarantor or AIL to perform its obligations under the Transaction Documents.

     (n)  Names. In the past five (5) years, (i) Seller has not used any
          -----
corporate names, trade names or assumed names other than the name in which it has executed this Agreement and (ii) AIL has not used any corporate names, trade names or assumed names other than as disclosed on Exhibit III hereto.
                                                  -----------

     (o)  Ownership of Torchmark Entities. Torchmark owns, directly or
          -------------------------------
indirectly, 100% of the issued and outstanding capital stock of each of AIL and Seller, in each case, free and clear of any Adverse Claim. AIL owns directly 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim. Such capital stock in each case is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

     (p)  Not a Holding Company or an Investment Company. No Torchmark Entity is
          ----------------------------------------------
(i) a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute or (ii) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

     (q)  Compliance with Law. Each Torchmark Entity has complied in all
          -------------------
material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation,
                                               ---------  ------------------
laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation with respect to which any noncompliance, separately or in the aggregate, is reasonably likely to have a Material Adverse Effect.

     (r)  Compliance with Credit and Collection Policy. AIL and Seller have
          --------------------------------------------
complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and neither AIL nor Seller has made any change to the

Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).
                                     -------------------

     (s)  Payments to AIL. With respect to each Receivable transferred to Seller
          ---------------
under the Receivables Sale Agreement, Seller has given reasonably equivalent value to AIL in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by AIL of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. (S) (S) 101 et seq.), as amended.
                                                     ------

     (t)  Enforceability of Contracts. Each Contract with respect to each
          ---------------------------
Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor (including each Obligor, whether a member of an Agent-Hierarchy or otherwise, which is a guarantor of such Receivable) to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (u)  Eligible Receivables. Each Receivable included in the Net Receivables
          --------------------
Balance as an Eligible Receivable was on the date of its purchase under the Receivables Sale Agreement an Eligible Receivable.

     (v)  Net Receivables Balance. The Seller has determined that, immediately
          -----------------------
after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the aggregate Capital of all the Purchaser Interests.

     (w)  Accounting. The manner in which each Torchmark Entity accounts for the
          ----------
transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

     (x)  Compliance with Underwriting Guidelines. AIL has complied in all
          ---------------------------------------
material respects with its underwriting guidelines in issuing or agreeing to issue each Insurance Product in connection with which a Receivable shall have arisen, and in electing to extend the credit represented by such Receivable to the applicable Obligor, and AIL has not made any material change to such underwriting guidelines except such change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).
                            -------------------

     (y)  Compliance with Representations. On and as of the date of each
          -------------------------------
purchase of a Purchaser Interest hereunder and the date of each Reinvestment hereunder, each Seller Party hereby represents and warrants that all of the other representations and warranties made by it set forth in this Section 5.1
                                                                  -----------
are true and correct on and as of the date of such purchase or Reinvestment (and after giving effect to such purchase or Reinvestment) as though made on and as of each such date.

     Section 5.2    Financial Institution Representations and Warranties. Each
                    ----------------------------------------------------
Financial Institution hereby represents and warrants to the Agent and PREFCO that:

     (a)  Existence and Power. Such Financial Institution is a corporation,
          -------------------
banking association or other financial entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

     (b)  No Conflict. The execution and delivery by such Financial Institution
          -----------
of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

     (c)  Governmental Authorization. No authorization or approval or other
          --------------------------
action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

     (d)  Binding Effect. This Agreement constitutes the legal, valid and
          --------------
binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                  ARTICLE VI
                            CONDITIONS OF PURCHASES

     Section 6.1    Conditions Precedent to Effectiveness of this Agreement.
                    -------------------------------------------------------
This Agreement shall become effective upon satisfaction of the conditions precedent that (a) the Agent shall have received on or before March 31, 2000 those documents listed on Schedule B and (b) the Agent shall have received all
                          ----------
fees and expenses required to be paid on or prior to such date pursuant to the terms of this Agreement and the Fee Letter.

     Section 6.2    Conditions Precedent to All Purchases and Reinvestments.
                    --------------------------------------------------------
Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and
                                                              ------------
each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under
Section 8.5 and (ii) upon the Agent's request, the Servicer shall have delivered
-----------
to the

Agent at least three (3) days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of Eligible Receivables; (b) neither the Amortization Date nor the Liquidity Termination Date shall have occurred; (c) on the date of each such purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

               (i)   the representations and warranties set forth in Section 5.1
                                                                     -----------
         are true and correct on and as of the date of such purchase or Reinvestment as though made on and as of such date;

               (ii) no event has occurred, or would result from such purchase or Reinvestment, that would constitute an Amortization Event or a Potential Amortization Event; and

               (iii) the aggregate Capital of all Purchaser Interests does not exceed the Purchase Limit;

and (d) the Agent shall have received such other approvals, opinions or Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent and the Purchasers, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections that shall have been applied to the affected Reinvestment.

                                  ARTICLE VII
                                   COVENANTS

               Section 7.1  Affirmative Covenants of the Seller Parties. Until
                            -------------------------------------------
the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

               (a)   Financial Reporting. Such Seller Party will maintain, for
                     -------------------
itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

               (i)   Annual Reporting.  Within
                     ----------------

                     (A) 90 days after the close of each fiscal year of the Performance Guarantor, audited unqualified financial statements (which shall include consolidated balance sheets, statements of income and retained earnings and a statement of cash flows) for the Performance Guarantor for such fiscal year, certified by nationally recognized independent public accountants;

                     (B) 120 days after the close of each fiscal year of AIL, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for AIL for such fiscal year certified by nationally recognized independent public accountants;

                     (C) 90 days after the close of each fiscal year of Seller, unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Seller for such fiscal year, certified by an Authorized Officer; and

                     (D) 90 days after the close of each fiscal year of AIL, an annual statement of the conditions and affairs of AIL prepared in accordance with NAIC annual statement instructions and accounting practices and procedures for, and as filed with, the Insurance Department of its respective state of organization, all certified by an Authorized Officer thereof.

               (ii)  Quarterly Reporting. Within 45 days after the close of the
                     -------------------
         first three (3) quarterly periods of each of the Servicer's fiscal years,

                     (A) in respect of each of the Performance Guarantor, AIL and Seller, balance sheets of each such Person as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer thereof; and

                     (B) in respect of AIL, a quarterly statement of the conditions and affairs of AIL prepared in accordance with NAIC quarterly statement instructions and accounting practices and procedures for, and as filed with, the Insurance Department of its respective state of organization, all certified by an Authorized Officer thereof.

               (iii) Compliance Certificate. Together with the financial
                     ----------------------
         statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by an Authorized Officer of
                                   ----------
         each of the Performance Guarantor, AIL and Seller, and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

               (iv)  Shareholders Statements and Reports. Promptly upon the
                     -----------------------------------
         furnishing thereof to the shareholders of any Torchmark Entity copies of all financial statements, reports and proxy statements so furnished.

               (v)    S.E.C. Filings. Promptly upon the filing thereof, copies
                      --------------
         of all registration statements and annual, quarterly, monthly or other regular reports which any Torchmark Entity or any of its Subsidiaries files with the Securities and Exchange Commission.

               (vi)   Copies of Notices. Promptly upon its receipt of any
                      -----------------
         notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or PREFCO, copies of the same.

               (vii)  Change in Credit and Collection Policy or Underwriting
                      ------------------------------------------------------
         Guidelines. At least thirty (30) days prior to the effectiveness of any
         ----------
         material change in or amendment to the (A) Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment or (B) underwriting guidelines of AIL, a copy of the underwriting guidelines of AIL then in effect and a notice indicating such change or amendment.

               (viii) Other Information. Promptly, from time to time, such other
                      -----------------
         information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party or any Torchmark Entity as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

               (b)    Notices. Such Seller Party will notify the Agent in
                      -------
writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

               (i)    Amortization Events or Potential Amortization Events. The
                      ----------------------------------------------------
         occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

               (ii)   Judgment and Proceedings. (A) The entry of any judgment or
                      ------------------------
         decree against (1) Torchmark or any of its respective Subsidiaries, if the aggregate amount of all judgments and decrees then outstanding against Torchmark and its Subsidiaries exceeds $50,000,000, (2) AIL or any of its respective Subsidiaries, if the aggregate amount of all judgments and decrees then outstanding against AIL and its Subsidiaries exceeds $10,000,000 or (3) Seller; or (B) the institution of any litigation, arbitration proceeding or governmental proceeding against any Torchmark Entity which may have a Material Adverse Effect.

               (iii)  Material Adverse Effect. The occurrence of any event or
                      ------------------------
         condition that has, or could reasonably be expected to have, a Material Adverse Effect.

               (iv)   Amortization Date. The occurrence of the "Amortization
                      -----------------
         Date" under the Receivables Sale Agreement.

               (v)    Defaults Under Other Agreements. The occurrence of a
                      -------------------------------
         default or an event of default under any other material financing arrangement pursuant to which any Torchmark Entity is a debtor or an obligor.

               (vi)   Downgrade of Torchmark Entities. Any downgrade in the
                      -------------------------------
         claims-paying ability or the rating of any Indebtedness of any Torchmark Entity by Standard and Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the nature of such change.

               (vii)  Company Action Level Event. With respect to AIL, the
                      --------------------------
occurrence of a Company Action Level Event.

               (c)    Compliance with Laws and Preservation of Corporate
                      --------------------------------------------------
Existence. Such Seller Party will comply in all respects with all applicable
---------
laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except, in the case of the Servicer, where noncompliance would not be reasonably likely to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted except, in the case of the Servicer, where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect. Such Seller Party shall cause AIL to remain at all times duly qualified and licensed as an insurance company in each state in which Receivables are originated.

               (d)    Audits. Such Seller Party will furnish to the Agent from
                      ------
time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause
(i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters.

               (e)    Keeping and Marking of Records and Books.
                      ----------------------------------------

               (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the

         Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) Such Seller Party will (A) on or prior to the date hereof, mark its general ledger and master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

               (f)    Compliance with Contracts and Credit and Collection
                      ---------------------------------------------------
Policy. Such Seller Party will timely and fully (i) perform and comply with all
------
provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of PREFCO, the Agent or any Financial Institution.

               (g)    Performance and Enforcement of Receivables Sale Agreement.
                      ---------------------------------------------------------
Seller shall perform its obligations and undertakings under and pursuant to the Receivables Sale Agreement, shall purchase Receivables thereunder in strict compliance with the terms thereof and shall vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller shall take all actions to protect, perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may
                    ---------  ------------------
be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement and requesting such information or such audits as may be permitted under the Receivables Sale Agreement.

               (h)    Ownership. Seller shall take all necessary action to (i)
                      ---------
vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of
                                 ---------  ------------------
all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions, and the giving of notice to each Obligor and, upon demand by the Agent, to each Policy Holder owing premiums in respect of which Receivables shall have arisen, to perfect Seller's ownership interest in such Receivables, Related Security and Collections, and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation,
                                                ---------  ------------------
the filing of all
financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request). Seller has given or caused AIL to give to each Obligor in respect of any Receivable then outstanding notice as to the transfers of the interests in the Receivables contemplated in the Transaction Documents, and at all times thereafter give or cause AIL to give to each Obligor in respect of each Receivable then or thereafter arising notice as to such interests for the purpose of perfecting such interests in favor of Seller and the Agent. If at any time Seller shall fail to take any actions required to be taken hereunder, or any additional actions as may have been reasonably requested by the Agent, the Agent may, but shall not be required to, take any such action.

          (i)  Purchasers' Reliance. Seller acknowledges that the Purchasers are
               --------------------
entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from the other Torchmark Entities. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of the other Torchmark Entities and any Affiliates thereof and not just a division of any other Torchmark Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller shall:

          (A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any other Torchmark Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

          (B) compensate all employees, consultants and agents directly, from Seller's bank accounts, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of another Torchmark Entity, allocate the compensation of such employee, consultant or agent between Seller and such Torchmark Entity on a basis that reflects the services rendered to Seller and such Torchmark Entity;

          (C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Torchmark Entity, Seller shall lease such office at a fair market rent;

          (D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks its own name;

          (E) conduct all transactions with each other Torchmark Entity strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and each other Torchmark Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (F) at all times have a Board of Directors consisting of three or more members, at least one of which is an Independent Director;

          (G) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director on its board of directors, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

          (H) maintain Seller's books and records separate from those of each other Torchmark Entity and otherwise readily identifiable as its own assets rather than assets of any other Torchmark Entity;

          (I) prepare its financial statements separately from those of each other Torchmark Entity and insure that any consolidated financial statements of the Torchmark Entities that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

          (J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any other Torchmark Entity and only maintain bank accounts or other depository accounts to which the Seller alone is the account party, into which the Seller alone makes deposits and from which the Seller alone (or the Agent hereunder) has the power to make withdrawals;

          (K) pay all of Seller's operating expenses from the Seller's own assets (except for certain payments by another Torchmark Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));
                               ---------------

          (L) operate its business and activities such that: it does not engage in any business or activity of any ind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the

          Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to AIL thereunder for the purchase of Receivables from AIL under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

          (M) maintain its corporate charter and other organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this
                                                    --------------
          Agreement;

          (N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement and each of the other Transaction Documents to which it is party, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or any other Transaction Document (whether or not Seller is party thereto), or give or permit any consent, waiver, directive or approval thereunder or in respect thereof or waive any default, action, omission or breach under the Receivables Sale Agreement or any other Transaction Document or otherwise grant any indulgence thereunder or in respect thereof, without (in each case) the prior written consent of the Agent;

          (O) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

          (P) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

          (Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Maynard, Cooper & Gale, P.C., as counsel for Seller, in connection with the closing and the initial purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

          (j)  Collections. Such Seller Party shall direct each applicable
               -----------
Torchmark Entity to remit all Collections received by such Torchmark Entity directly to the Servicer for the benefit of the Agent and the Purchasers. Immediately upon receipt by any Torchmark Entity of any premium payable by or on behalf of the Policy Holder or any other Person in respect of the Insurance Product that shall have given rise to any Receivable, such Torchmark Entity shall be required to remit to the Servicer an amount calculated in reference thereto that, in the ordinary course of business and in accordance with its customary practice, is then payable as a commission in respect of such Insurance Product to the Obligor on such Receivable and which but for the existence of such Receivable would be remitted to such Obligor. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller shall remit (or shall cause all such payments to be remitted) directly to the Servicer, and at all times prior to such remittance, Seller shall itself hold or, if applicable, shall cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller shall maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each deposit account in which any Collections are held and shall not grant the right to take dominion and control of any such account except to the Agent on the demand of the Agent. At any time following the occurrence of an Amortization Event, the Agent may, at Seller's sole cost and expense, direct Seller to notify, or to cause AIL to notify, the Obligors (including Obligors that are guarantors) of Receivables and all Policy Holders owing premiums in respect of which any Receivables shall have arisen of the ownership interests of the Agent and the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables or Related Security be made directly to the Agent (or its respective designee) or to a lockbox or collection account designated by the Agent.

          (k)  Taxes. Such Seller Party shall file all tax returns and reports
               -----
required by law to be filed by it and shall promptly pay all taxes and governmental charges at any time due and payable; provided that in the case of
                                                  --------
the Servicer, the Servicer shall not be required to pay any such taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

          (l)  Net Worth. Seller shall at all times maintain net worth in an
               ---------
amount not less than $3,000,000.

          Section 7.2    Negative Covenants of the Seller Parties. Until the
                         ----------------------------------------
date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, that:

          (a)  Name Change, Offices and Records. Such Seller Party will not (and
               --------------------------------
will not permit AIL to) change its name, identity or corporate structure (within the meaning of

Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof and
(ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

          (b)  Change in Payment Instructions to Obligors. Such Seller Party
               ------------------------------------------
will not make (or permit AIL to make) any change in the instructions to Obligors regarding payments to be made on any Receivable without the prior written consent of the Agent.

          (c)  Modifications to Contracts and Credit and Collection Policy. Such
               -----------------------------------------------------------
Seller Party will not make (or permit AIL to make) any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not
                      --------------
extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

          (d)  Sales, Liens. Seller shall not sell, assign (by operation of law
               ------------
or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any deposit account in which Collections may be held, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or AIL.

          (e)  Net Receivables Balance. At no time prior to the Amortization
               -----------------------
Date shall Seller permit the Net Receivables Balance to be less than the aggregate Capital of all the Purchaser Interests at such time.

          (f)  Amortization Date Determination. Seller shall not designate or
               -------------------------------
permit the designation of an Amortization Date (as defined in the Receivables Sale Agreement), or send any written notice to AIL in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Amortization Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

          (g)  Change in Subordinated Note. Seller shall not amend, modify (by
               ---------------------------
course of conduct or otherwise) or terminate the Subordinated Note without the prior written consent of the Agent.

                                 ARTICLE VIII
                         ADMINISTRATION AND COLLECTION

          Section 8.1    Designation of Servicer.
                         -----------------------

          (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to
                                        --------
time in accordance with this Section 8.1. AIL is hereby designated as, and
                             -----------
hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may, at any time following the occurrence of an Amortization Event, designate as Servicer any Person to succeed AIL or any successor Servicer.

          (b) Without the prior written consent of the Agent and the Required Financial Institutions, AIL shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than, with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. If at any time the Agent shall designate as Servicer any Person other than AIL, all duties and responsibilities theretofore delegated by AIL to a subservicer may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to AIL and to Seller.

          (c) Notwithstanding the foregoing subsection (b), (i) AIL shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with AIL in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than AIL in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. AIL, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

          Section 8.2    Duties of Servicer.
                         ------------------

          (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

          (b) The Servicer will handle all Collections in a manner consistent with the terms hereof and as the Agent may otherwise reasonably request. The Servicer shall, if requested by the Agent at any time following the occurrence of an Amortization Event, (i) establish such accounts as the Agent may reasonably request for the remittance of Collections and the remittance of premiums on Insurance Products in respect of which a Receivable shall have arisen as an advance on the commissions payable in connection with such Insurance

Product, and (ii) thereafter instruct each Obligor to make payments on Receivables directly to such accounts.

          (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside
                                       ----------
and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Article II. The
                                                            ----------
Servicer shall, upon the request of the Agent at any time, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article
                                                                      -------
II. If the Servicer shall be required to segregate Collections pursuant to the
--
preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

          (d) The Servicer shall not extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable other than in accordance with the Credit and Collection Policy. The Servicer shall have the absolute and unlimited right to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent at any time, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the reasonable request of the Agent, furnish to the Agent (as promptly as possible after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
                                                                    ----------

          (f) Any payment (i) by an Obligor in respect of any indebtedness owed by it to AIL or Seller or (ii) constituting a premium on an Insurance Product in respect of which an advance giving rise to a Receivable shall have been made in anticipation of the receipt of such premium, shall, except as otherwise specified by such Obligor or Policy Holder or as otherwise required by contract or law, and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of the related Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation.

          Section 8.3    Collection Rights. Seller hereby authorizes the Agent,
                         -----------------
and agrees that the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

          Section 8.4    Responsibilities of Seller. Anything herein to the
                         --------------------------
contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, AIL or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

          Section 8.5    Reports. The Servicer shall prepare and forward to the
                         -------
Agent (i) on each Monthly Reporting Date and at such other times as the Agent shall reasonably request, a Monthly Report, which Monthly Report shall set forth the relevant information in respect of the calendar month then most recently ended and (ii) at such times as the Agent shall reasonably request, a listing by Obligor of all Receivables.

          Section 8.6    Servicing Fees. In consideration of AIL's agreement to
                         --------------
act as Servicer hereunder, Seller hereby agrees that, so long as AIL shall continue to perform as Servicer hereunder, Seller shall pay AIL a fee (the "Servicing Fee") equal to 1/2 of 1% per annum of the average aggregate amount of
 -------------
outstanding Capital as compensation for its servicing activities, which fee shall be payable monthly, in arrears, on each Settlement Date in respect of the calendar month then most recently ended. From and after the replacement of AIL as Servicer hereunder, Seller shall pay all reasonable fees and expenses of the Person then acting as Servicer hereunder, such fees and expenses to be paid on each Settlement Date or at such other times as shall be acceptable to the Agent.

                                  ARTICLE IX
                              AMORTIZATION EVENTS

          Section 9.1    Amortization Events.  The occurrence of any one or
                         -------------------
more of the following events shall constitute an Amortization Event:

          (a)    Any of the following shall occur:

          (i) any Seller Party shall fail to make any payment or deposit required hereunder when due; or

          (ii) the Servicer shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) above) and such failure shall continue for five (5) consecutive Business Days; or

          (iii) Seller shall fail to perform or observe any term, covenant or agreement set forth in Section 7.1(b)(i), Section 7.1(h), Section
                            -----------------  -------------   -------
     7.1(i)(L), (M) or (P), Section 7.1(l) or Section 7.2 and such failure shall
     ---------  ---    ---  --------------    -----------
     continue for three (3) consecutive Business Days; or

          (iv) Seller shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in any of the foregoing clauses) and such failure shall continue for fifteen (15) consecutive days.

          (b) Any representation, warranty, certification or statement made by any Torchmark Entity in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

          (c)    Any of the following shall occur:

          (i) the failure of Seller to pay any Indebtedness when due; or the default by Seller in the performance of any term, provision or conditions contained in any agreement under which any Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

          (ii)   the failure of Torchmark or any of its Subsidiaries (including
     AIL) to pay when due any Indebtedness in excess of, singly or in the aggregate for all such Subsidiaries, $10,000,000; or the default by Torchmark or any of such Subsidiaries in the performance of any term, provision or conditions contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Torchmark or any such Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

          (iii) any event or condition shall have occurred or exist which would constitute a default under the Torchmark Credit Agreement (the terms of which are incorporated herein by this reference thereto, and shall remain in effect for purposes of this Agreement at all times during the term of this Agreement without regard to whether the Torchmark Credit Agreement shall then be in effect).

          (d) (i) Any Torchmark Entity shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Torchmark Entity seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, receivership, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) any Torchmark Entity shall take any corporate action to authorize any of the actions set forth in clause
(i) above in this subsection (d).

          (e) The aggregate Purchaser Interests shall exceed 100% and shall continue as such until the earliest to occur of (i) five (5) Business Days following the date any Seller Party has actual knowledge thereof, (ii) two (2) Business Days after demand in respect thereof shall have been made under the Performance Guaranty and (iii) the next Settlement Date.

          (f)    A Change of Control shall occur.

          (g) One or more final judgments for the payment of money shall be entered against (i) Seller, (ii) AIL, in excess of $10,000,000 singly or in the aggregate, or (iii) Torchmark, in excess of $25,000,000 singly or in the aggregate, in each case on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without being stayed on appeal or otherwise being appropriately contested in good faith by such Torchmark Entity.

          (h)    An "Amortization Event" shall for any reason occur under and as
                     ------------------
defined in the Receivables Sale Agreement, or AIL shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables under the Receivables Sale Agreement.

          (i) Any Transaction Document shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, AIL, Torchmark or the Servicer, as applicable; or any Torchmark Entity, or Obligors in respect of more than 10% of the Net Receivables Balance, shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability; or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto.

          (j) At any time, with respect to AIL, a Regulatory Action Level Event shall occur.

          (k) At any time, with respect to AIL, a Regulatory Control Event shall occur.

          (l) AIL shall assert the invalidity or unenforceability of any term or provision relating to the subordination in right of payment of any indebtedness owing to AIL by Seller to the indebtedness and obligations owing to the Purchasers and the Agent by Seller.

          (m) Torchmark shall assert the invalidity or unenforceability of any term or provision of the Performance Guaranty, or shall at any time default in the payment or performance of any of its obligations thereunder.

          (n) A Future Commissions Deficiency shall have occurred as of any two consecutive Monthly Reporting Dates.

          Section 9.2    Remedies. Upon the occurrence and during the
                         --------
continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions:
(i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the
                                       --------
occurrence of an Amortization Event described in Section 9.1(d), or of an actual
                                                 --------------
or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, and (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time. The aforementioned rights and remedies shall be in addition to all other rights and remedies of the Agent and the Purchasers available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly reserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE X
                                INDEMNIFICATION

          Section 10.1   Indemnities by the Seller Parties. Without limiting any
                         ---------------------------------
other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages,
                    -----------------
losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred
                             -------------------
by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer under this Agreement excluding, however, in all of the foregoing instances under the preceding clauses (A) and
(B):

          (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser

Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the
--------  -------
liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables for matters specifically described below, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

          (i) any representation or warranty made by any Torchmark Entity (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (ii) the failure by any Torchmark Entity to comply with any applicable law, rule, regulation, agreement (including any confidentiality agreement), order, writ, judgment, injunction, decree or award, including with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Torchmark Entity to keep or perform any of its obligations, express or implied, with respect to any Contract;

          (iii) any failure of any Torchmark Entity to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

          (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vi) the commingling of Collections of Receivables at any time with other funds;

          (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a purchase, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to any Torchmark Entity in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

          (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

          (ix)    any Amortization Event described in Section 9.1(d);
                                                      --------------

          (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to AIL under the Receivables Sale Agreement in consideration of the transfer by AIL of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

          (xi) any failure to vest and maintain vested in the Agent and the Purchasers, or to transfer to the Agent and the Purchasers, legal and equitable title to, and ownership of, a first priority undivided percentage ownership (to the extent of the Purchaser Interests contemplated hereunder) in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

          (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

          (xiii) any action or omission by any Torchmark Entity which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

          (xiv) any action or omission by any Insurance Agent or any member of an Agent-Hierarchy which (A) reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable and (B) does not entail the commencement by such Insurance Agent or member of any bankruptcy or insolvency proceeding or any other action or omission (including any failure to pay) by reason of the lack of creditworthiness or ability to pay on the part of such Insurance Agent or Agent-Hierarchy; and

          (xv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action.

          Section 10.2   Increased Cost and Reduced Return. If after the date
                         ---------------------------------
hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction.

          Section 10.3   Other Costs and Expenses.
                         ------------------------

          (a) Seller shall pay to the Agent and PREFCO on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of the Transaction Documents, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost (subject to Section 10.3(b) below) of PREFCO's
                                         ---------------
auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for PREFCO and the Agent (which such counsel may be employees of PREFCO or the Agent) with respect thereto and with respect to advising PREFCO and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Seller shall reimburse PREFCO on demand for all other costs and expenses incurred by PREFCO ("Other Costs"), including, without limitation, the cost of auditing PREFCO's
  -----------
books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for PREFCO or any counsel for any shareholder of PREFCO with respect to advising PREFCO or such shareholder as to matters relating to PREFCO's operations.

          (b) The cost and expense of an outside auditor at any time engaged by the Agent or PREFCO to conduct an audit of the books, records and procedures of Seller and the Torchmark Entities, whether pursuant to Section 7.1(d) hereof
                                                          --------------
or otherwise, shall borne by Seller, and Seller shall promptly reimburse the Agent therefor upon demand of the Agent.

          Section 10.4   Allocations. PREFCO shall allocate the liability for
                         -----------
Other Costs among Seller and other Persons with whom PREFCO has entered into agreements to purchase interests in receivables ("Other Sellers"). If any Other
                                                  -------------
Costs are attributable to Seller and not attributable to any Other Seller, Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by PREFCO in its
                                    ---------
sole discretion and shall be binding on Seller and the Servicer.

                                  ARTICLE XI
                                   THE AGENT

          Section 11.1   Authorization and Action. Each Purchaser hereby
                         ------------------------
designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Torchmark Entity or any of such Torchmark Entity's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

          Section 11.2   Delegation of Duties. The Agent may execute any of its
                         --------------------
duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 11.3   Exculpatory Provisions. Neither the Agent nor any of
                         ----------------------
its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Torchmark Entity contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Torchmark Entity to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in
Article VI, or for the perfection, priority, condition, value or sufficiency of
----------
any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Torchmark Entities. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

          Section 11.4   Reliance by Agent. The Agent shall in all cases be
                         -----------------
entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of PREFCO or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such
            --------
advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of PREFCO or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          Section 11.5   Non-Reliance on Agent and Other Purchasers. Each
                         ------------------------------------------
Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

          Section 11.6  Reimbursement and Indemnification. The Financial
                        ---------------------------------
Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

          Section 11.7  Agent in its Individual Capacity. The Agent and its
                        --------------------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Torchmark Entity or any Affiliate thereof as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions"
           --------- -----------    ---------    ----------------------
and "Purchasers" shall include the Agent in its individual capacity.
     ----------

          Section 11.8  Successor Agent. The Agent may, upon five days' notice
                        ---------------
to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                  ARTICLE XII
                          ASSIGNMENTS; PARTICIPATIONS

          Section 12.1  Assignments.
                        -----------

          (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by PREFCO of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or to any other Person, and upon
                                   ------------
such assignment, PREFCO shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of PREFCO of this Agreement or all or any of the Purchaser Interests of PREFCO shall have all of the rights and benefits under this Agreement as if the term "PREFCO" explicitly
 ------
referred to such party, and no such assignment shall in any way impair the rights and benefits of PREFCO hereunder. Neither the Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

          (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any
                                ---------------------------------
part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit V hereto
                                                             ---------
(the "Assignment Agreement") executed by such Purchasing Financial Institution
      --------------------
and such selling Financial Institution. The consent of PREFCO shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. and must agree to deliver to the Agent, promptly following any request therefor by the Agent or PREFCO, an enforceability opinion in form and substance satisfactory to the Agent and PREFCO. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

          (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. (an "Affected
                                                                    --------
Financial Institution"), such Affected Financial Institution shall be obliged,
---------------------
at the request of PREFCO or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to PREFCO, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected
                                              --------
Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

          Section 12.2   Participations. Any Financial Institution may, in the
                         --------------
ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser
 -----------
Interests of the Financial Institutions, its obligation to pay PREFCO its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, PREFCO and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in
Section 14.1(b)(i).
------------------

                                 ARTICLE XIII
                               LIQUIDITY FACILITY

          Section 13.1  Transfer to Financial Institutions. Each Financial
                        ----------------------------------
Institution hereby agrees, subject to Section 13.4, that immediately upon
                                      ------------
written notice from PREFCO delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from PREFCO, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of PREFCO as specified by PREFCO. Each such assignment by PREFCO shall be made pro rata among the Financial Institutions, provided, however, that PREFCO may at any time and
                            --------  -------
from time to time, in its sole and absolute discretion, make any such assignment to any Affected Financial Institution on a non-pro rata basis. Each Financial Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds to the Agent at an account designated by the Agent, for the benefit of PREFCO, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to PREFCO in reliance upon such assumption. PREFCO hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from PREFCO, effective upon the receipt by PREFCO of the PREFCO Transfer Price, the Purchaser Interests of PREFCO which are the subject of any transfer pursuant to this Article XIII.
                                                 ------------

          Section 13.2  Transfer Price Reduction Yield. If the Adjusted
                        ------------------------------
Liquidity Price is included in the calculation of the PREFCO Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to PREFCO the Reduction Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

          Section 13.3  Payments to PREFCO. In consideration for the reduction
                        ------------------
of the PREFCO Transfer Prices by the PREFCO Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the PREFCO Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to PREFCO any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

          Section 13.4  Limitation on Commitment to Purchase from PREFCO.
                        ------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from PREFCO, pursuant to Section 13.1 or otherwise, if:

          (i) PREFCO shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of PREFCO or taken any corporate action for the purpose of effectuating any of the foregoing; or

          (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against PREFCO by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of PREFCO and such proceeding or petition shall have not been dismissed.

          Section 13.5  Defaulting Financial Institutions. If one or more
                        ---------------------------------
Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a
            ------------
"Defaulting Financial Institution" and the aggregate amount of such defaulted
 --------------------------------
obligations being herein called the "PREFCO Transfer Price Deficit"), then upon
                                     -----------------------------
notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly
                           ------------------------------------
pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the Non-Defaulting Financial Institutions) of the PREFCO Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that PREFCO may have under applicable law, each Defaulting Financial Institution shall pay to PREFCO forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount
                               ------------
is paid to PREFCO in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).


                                  ARTICLE XIV
                                 MISCELLANEOUS

          Section 14.1  Waivers and Amendments.
                        ----------------------

          (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 14.1(b). PREFCO, Seller, the Servicer and the Agent, at the direction of
---------------
the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such
                                             --------  -------
modification or waiver shall:

          (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser,
        -----------
     any Financial Institution's Pro Rata Share (except pursuant to Sections
                                                                    --------
     13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify
     ----    ----
     or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or
             ---------------
     transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," or (H) amend
                                              -------------------
     or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

          (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent; or

          (iii) without the written consent of the Servicer, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Servicer.

Notwithstanding the foregoing, without the consent of the Financial Institutions, the Agent may, with the consent of Seller, amend this Agreement solely to add additional Persons as Financial Institutions hereunder. Any modification or waiver made in accordance with this Section 14.1 shall apply to
                                                    ------------
each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the Servicer and the Agent.

          Section 14.2  Notices. Except as provided below, all communications
                        -------
and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2. Seller
                                                            ------------
hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

          Section 14.3  Ratable Payments. If any Purchaser, whether by setoff or
                        ----------------
otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to
Section 10.2 or 10.3) in a greater proportion than that received by any other
------------    ----
Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 14.4  Protection of Ownership Interests of the Purchasers.
                        ---------------------------------------------------

          (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors (including Obligors that are guarantors) of Receivables, at Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

          (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes
                         ------------
the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 14.5  Confidentiality.
                        ---------------

          (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to Seller, the Servicer and its Affiliates, the Agent and PREFCO and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose
(i) such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding, and (ii) such information as relates to the off-balance sheet accounting treatment intended by the transactions contemplated in the Transaction Documents to any rating agency rating any Indebtedness or the claims-paying ability of any Torchmark Entity. In the event any rating agency that is rating any Indebtedness or the claims-paying ability of any Torchmark Entity shall request any additional information of the type the disclosure of which is restricted by this Section 14.5(a), Seller may with the
                                          ---------------
consent of the Agent (which consent shall not be unreasonably withheld) disclose such information to such rating agency.

          (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or PREFCO by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them, (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to PREFCO or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, (iv) to the extent the same becomes available to the Agent or any Purchaser on a non-confidential basis from a source other than another party hereto, or (v) to the extent necessary in connection with any legal proceeding relating to the enforcement of any right of the Agent or the Purchasers under the Transaction Documents. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, subpoena, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 14.6  Bankruptcy Petition. Seller, the Servicer, the Agent and
                        -------------------
each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of PREFCO, it will not institute against, or join any other Person in instituting against, PREFCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 14.7  Limitation of Liability. Except with respect to any
                        -----------------------
claim arising out of the willful misconduct or gross negligence of PREFCO, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against PREFCO, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 14.8  CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND
                        -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          Section 14.9  CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY
                        -----------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES
                        --------------------
TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 14.11 Integration; Binding Effect; Survival of Terms.
                        ----------------------------------------------

          (a) This Agreement and the Fee Letter contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with
                           --------  -------
respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
                  ---------
Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any
---------      -------------     ----
termination of this Agreement.

          Section 14.12 Counterparts; Severability; Section References. This
                        ----------------------------------------------
Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

          Section 14.13 Bank One Roles. Each of the Financial Institutions
                        --------------
acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for PREFCO or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for PREFCO or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this Section 14.13, each
 --------------                                            -------------
Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for PREFCO, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.
            ------------

          Section 14.14 Characterization.
                        ----------------

          (a) It is the intention of the parties hereto that each purchase of a Purchaser Interest hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties and covenants made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller, AIL or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or AIL.

          (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, the Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, all Related Security, all other rights and payments relating to such Receivables, all of Seller's rights under the Receivables Sale Agreement and all proceeds of any of the foregoing prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. After an Amortization Event, the Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                       AILIC RECEIVABLES CORPORATION


                                       By:  ________________________________
                                       Name:
                                       Title:


                                       Address:    3700 South Stonebridge Drive
                                                   McKinney, Texas 75070
                                                   FAX: (972) 569-3282

                                       Attention: Danny Almond


                                       AMERICAN INCOME LIFE INSURANCE
                                       COMPANY, as Servicer


                                       By:  ________________________________
                                       Name:
                                       Title:


                                       Address:    1200 Wooded Acres
                                                   Waco, Texas 76710
                                                   FAX: (205) 325-4157

                                       Attention:  Michael J. Klyce
                                                   Vice President and Treasurer







                                Signature Page to
                         Receivables Purchase Agreement
                        dated as of December 21, 1999 as
                    Amended and Restated as of March 31, 2000

                                       PREFERRED RECEIVABLES FUNDING
                                       CORPORATION


                                       By:  ________________________________
                                       Name:
                                       Title:  Authorized Signatory


                                       Address:   c/o Bank One, NA, as Agent
                                                  Asset Backed Finance
                                                  Suite IL1-0079, 1-19
                                                  1 Bank One Plaza
                                                  Chicago, Illinois  60670-0019

                                       Fax:       (312) 732-1844


                                       BANK ONE, NA,
                                       as a Financial Institution and as Agent


                                       By:  ________________________________
                                       Name:
                                       Title:


                                       Address:   Bank One, NA
                                                  Asset Backed Finance
                                                  Suite IL1-0079, 1-19
                                                  1 Bank One Plaza
                                                  Chicago, Illinois  60670-0019

                                      Fax:        (312) 732-4487








                                Signature Page to
                         Receivables Purchase Agreement
                        dated as of December 21, 1999 as
                    Amended and Restated as of March 31, 2000

                                    EXHIBIT I

                                  DEFINITIONS

     As used in the Agreement (as defined below), the following terms shall have the meanings specified below (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, references to "Articles" and "Sections" in the following definitions refer to Articles or Sections of the Agreement.

     "Accrual Period" means a period commencing on and including the 10th day of
      --------------
a calendar month and ending but excluding the 10th day of the following calendar month; provided that (i) the initial Accrual Period under the Agreement shall be the period from and including the date of the initial purchase under the Agreement to but excluding the next date that is the 10th day of a calendar month and (ii) the final Accrual Period under the Agreement shall end on the date the Aggregate Unpaids shall be reduced to zero.

     "Acquisition Amount" means, on the date of any purchase from PREFCO of
      ------------------
Purchaser Interests pursuant to Section 13.1, (i) with respect to each Financial
                                ------------
Institution other than Bank One, the lesser of (a) such Financial Institution's Pro Rata Share of the PREFCO Transfer Price and (b) such Financial Institution's unused Commitment and (ii) with respect to Bank One, the difference between (a) the PREFCO Transfer Price and (b) the aggregate amount payable by all other Financial Institutions on such date pursuant to clause (i) above.

     "Active Insurance Agent" means an Insurance Agent who is not an Inactive
      ----------------------
Insurance Agent. "Adjusted Liquidity Price" means, in determining the PREFCO Transfer Price for any Purchaser Interest, an amount equal to

                           RI x [(i) DC + (ii) NDR ]
                                               ---
                                             1.025

where:

      RI   =   the undivided percentage interest evidenced by such Purchaser
               Interest.

      DC   =   the Deemed Collections.

      NDR  =   the Outstanding Balance of all Receivables other than Charged-Off
               Receivables.

Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

     "Adverse Claim" means a lien, security interest, charge or encumbrance,
      -------------
or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

     "Affected Financial Institution" has the meaning specified in Section
      ------------------------------
12.1(c).

     "Affiliate" means, with respect to any Person, any other Person directly or
      ---------
indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" has the meaning set forth in the preamble to the Agreement.
      -----

     "Agent-Hierarchy" means, in reference to any Insurance Agent, such
      ---------------
Insurance Agent together with all other Persons (including the SGA thereof and all managing general agents, general agents, supervisory agents, Insurance Agents and similar professional relations) which, under existing arrangements with such Insurance Agent, share directly or indirectly (i) in the proceeds of any commissions payable to such Insurance Agent by AIL, including any amounts paid or advanced that give rise to any Receivable, and (ii) in the obligations and liabilities relating to any Receivable arising in connection with the cancellation or termination of the underlying Insurance Product.

     "Aggregate Reduction" has the meaning specified in Section 1.3.
      -------------------                               -----------

     "Aggregate Unpaids" means, at any time, an amount equal to the sum of
      -----------------
all accrued and unpaid fees under the Fee Letter, CP Costs, Yield, Capital and all other unpaid Obligations (whether due or accrued) at such time.

     "Agreement" means the Receivables Purchase Agreement dated as of
      ---------
December 21, 1999 and amended and restated as of March 31, 2000 among the Seller, AIL, PREFCO, the Financial Institutions and the Agent, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

     "AIL" has the meaning set forth in the preamble to the Agreement.
      ---

     "Amortization Date" means the earliest to occur of (i) the day on which
      -----------------
any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii)
                                             -----------
the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d), (iii) the Business Day specified in a written
             --------------
notice from the Agent following the occurrence of any other Amortization Event
(iv) the date which is 30 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by the Agreement and (v) the Liquidity Termination Date.

     "Amortization Event" has the meaning specified in Article IX.
      ------------------                               ----------

     "Assignment Agreement" has the meaning set forth in Section 12.1(b).
      --------------------                               ---------------

     "Authorized Control Level Risk Based Capital" means the authorized
      -------------------------------------------
control level risk-based capital as determined in accordance with the risk-based capital instructions adopted by the NAIC, as such instructions may be amended, modified, supplemented or restated from time to time. For reference purposes only, such term is also defined in Section 27-1-36-4 of the Indiana Code.

     "Authorized Officer" shall mean, with respect to any Seller Party, its
      ------------------
respective president, corporate controller or chief financial officer.

     "Bank One" means Bank One, NA, a national banking association having
      --------
its principal offices in Chicago, Illinois, in its individual capacity and its successors.

     "Base Rate" means a rate per annum equal to the corporate base rate,
      ---------
prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes.

     "Broken Funding Costs" means for any Purchaser Interest which: (i) has
      --------------------
its Capital reduced without compliance by the Seller with the notice requirements under the Agreement or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under Article XIII or terminated prior to the date on which it was originally
      ------------
scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable under the Agreement upon demand.

     "Business Day" means any day on which banks are not authorized or
      ------------
required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

     "Capital" of any Purchaser Interest means, at any time, (A) the
      -------
Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of the Agreement; provided that such
                                                           --------
Capital shall be restored (in accordance with Section 2.5) in the amount of any
                                              -----------
Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

     "Change of Control" means (i) the acquisition by any Person, or two or more
      -----------------
Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Performance Guarantor or (ii) the Performance Guarantor shall at any time cease to own directly or indirectly 100% of the issued and outstanding capital stock of each of AIL and Seller.

     "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor
      ----------------------
thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Torchmark Entity therein refer
             -------------
to such Obligor); (ii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, or (iii) which has been identified by Seller as uncollectible.

     "Collections" means, with respect to any Receivable, all cash collections
      -----------
and other cash proceeds in respect of such Receivable, including, without limitation, (i) all yield, finance charges or other related amounts accruing in respect thereof, (ii) all cash proceeds of Related Security with respect to such Receivable, (iii) all payments by any guarantor in respect of such Receivable and (iv) upon the payment to AIL of any premium, the funds then available for payment to the applicable Obligor as commission or related fees and which, consistent with the Credit and Collection Policy, would be retained by AIL for application against any Receivable.

     "Commercial Paper" means promissory notes of PREFCO issued by PREFCO in
      ----------------
the commercial paper market.

     "Commitment" means, for each Financial Institution, the commitment of such
      ----------
Financial Institution to purchase its Pro Rata Share of Purchaser Interests from
(i) Seller and (ii) PREFCO, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to
                                                                   ----------
the Agreement, as such amount may be modified in accordance with the terms hereof.

     "Commitment Availability" means at any time the positive difference (if
      -----------------------
any) between (a) $100,000,000 minus (b) the aggregate Capital at such time.

     "Company Action Level Event" means a "company-action-level-event" as such
      --------------------------
term is defined in Section 27-1-36-29 of the Indiana Code, or any successor statute, as the same may be amended, modified, recodified or reenacted, in whole or in part, including all rules and regulations promulgated thereunder.

     "Concentration Limit" means, at any time, for any Obligor, such percentage
      -------------------
of the aggregate Capital of the Purchaser Interests as may from time to time be designated in a written notice by the Agent to Seller in respect of such Obligor. In the event that the Agent shall at any time specify a Concentration Limit in respect of any Obligor, the Concentration Limit shall be calculated as if such Obligor and all of its Affiliates are one Obligor.

     "Contingent Obligation" of a Person means any agreement, undertaking or
      ---------------------
arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

     "Contract" means, with respect to any Receivable, any and all instruments,
      --------
agreements (including loan agreements, notes, agent agreements, general agent agreements, supervisory agent agreements, regional director agreements, broker-dealer agreements and indemnity agreements), statements or other writings pursuant to which (i) such Receivable arises or which evidence such Receivable or (ii) the applicable Obligor shall have agreed to guaranty directly or indirectly all or a portion of the payment obligations of the primary Obligor on such Receivable.

     "CP Costs" means, for each day, the sum of (i) discount accrued on Pooled
      --------
Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any receivables interest of PREFCO pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by PREFCO in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

     "Credit and Collection Policy" means , in respect of any Receivable, the
      ----------------------------
credit and collection policies and practices of AIL relating to Contracts and Receivables, as in effect on the date hereof and summarized in Exhibit VI to the
                                                               ----------
Agreement, and as modified from time to time in accordance with the Agreement.

     "Deemed Collections" means the aggregate of all amounts Seller shall have
      ------------------
been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time:

          (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any dispute involving any of the Policy Holder, the Insurance Agent or any other Obligor or AIL in respect of such Receivable and relating to any aspect of the transaction giving rise to such Receivable, (y) reduced as a result of any discount or any adjustment or otherwise by any Torchmark Entity (other than cash Collections on account of the Receivables) or (z) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and including, without limitation, any setoff occurring by reason of the application of the proceeds of any subsequent advance or prepayment made by AIL to the applicable Insurance Agent or other Obligor in respect of any Insurance Product issued or scheduled to be issued after the date such Receivable shall have arisen), or

          (ii) the applicable Policy Holder (or any other authorized Person) shall for any reason at any time decline, cancel, fail to accept or otherwise terminate the Insurance Product, the issuance or proposed issuance of which shall have led to the creation of such Receivable, or AIL shall at any time for any reason refuse to or fail to issue, or shall terminate, any such Insurance Product, or

          (iii)  any of the representations or warranties in Article V are not
                                                             ---------
     true on the initial date an interest in such Receivable shall be transferred to the Purchasers under the Agreement or such Receivable shall not constitute an Eligible Receivable on any date the Outstanding Balance of such Receivable is included in the calculation of Net Receivables Balance, or

          (iv) the applicable Policy Holder dies or ceases for any reason to make any or all payments due as premiums or otherwise in respect of the Insurance Product that shall have given rise to such Receivable during the period that such Receivable shall remain outstanding, or

          (v) the applicable Obligor directly or indirectly contests in any manner the effectiveness, validity, binding nature or enforceability of the related Contract or the Agreement.

     Seller hereby agrees to pay all Deemed Collections immediately to the Servicer for application in accordance with the terms and conditions hereof.

     "Default Fee" means with respect to any amount due and payable by Seller in
      -----------
respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Base Rate.

     "Designated Obligor" means an Obligor identified as such by the Agent to
      ------------------
Seller in writing based upon the reasonable credit judgment of the Agent. In the case of any Obligor that is a member of an Agent Hierarchy, identification of such Obligor as being a Designated Obligor shall relate solely to such Obligor and shall not automatically cause any other member of such Agent Hierarchy to constitute a Designated Obligor.

     "Discount Rate" means, the LIBO Rate or the Base Rate, as applicable, with
      -------------
respect to each Purchaser Interest of the Financial Institutions.

     "Eligible Receivable" means, at any time, a Receivable:
      -------------------

          (i) each Obligor in respect of which (a) if a natural person, is a resident of the United States, (b) if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (c) is not, and the Policy Holder in respect of the Insurance Product that gave rise to such Receivable is not, an Affiliate of any of the parties to the Agreement; (d) is not a Designated Obligor; (e) is not, and the Policy Holder in respect of the Insurance Product that gave rise to such Receivable is not, a government or a governmental subdivision or agency; and (f) in the case of an Active Insurance Agent, is a qualified, licensed agent in good standing of AIL,

          (ii) the Obligor of which is not the Obligor of any Charged-Off Receivable,

          (iii) which is not (a) an Unsupported Receivable or (b) a Charged-Off Receivable,

          (iv) which (a) by its terms is due and payable within one year or less of the date of its creation, with payments thereon commencing within 30 days of the original billing date and becoming due monthly thereafter,
     (b) has not had its payment terms extended, and (c) with respect to a Regular Advance Receivable, relates solely to the premium on the applicable Insurance Product that is scheduled to be paid within the first year of such Insurance Product's coming into existence and not to any premium scheduled to be paid in any subsequent period,

          (v) which is an "account" or "general intangible" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions, and is not an "instrument" within the meaning of Section 9-105 of the UCC of any applicable jurisdiction,

          (vi) which is denominated and payable only in United States dollars in the United States,

          (vii) which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit VII to the Agreement or
                                        -----------
     otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of each related Obligor (including, in the event the applicable Insurance Agent shall be a member of an Agent-Hierarchy, each other member of such Agent-Hierarchy as a guarantor of such Receivable) enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

          (viii) which arises under a Contract which (A) does not require any Obligor under such Contract, any member of the applicable Agent-Hierarchy or any other Person to consent to the transfer, sale or assignment of the rights and duties of Seller under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under the Agreement, including, without limitation, its right to review the Contract,

          (ix) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

          (x) which satisfies all applicable requirements of the Credit and Collection Policy and in respect of which all representations and warranties set forth in Section 5.1 and relating to Receivables shall be
                             -----------
     true and correct,

          (xi) which was generated in the ordinary course of AIL's business, under a duly authorized Contract,

          (xii) which (A) constitutes a Regular Advance Receivable, (B) constitutes a Finance Charge Receivable or (C) constitutes a Miscellaneous Receivable,

          (xiii) if the primary Obligor thereon is an Insurance Agent that is a member of an Agent-Hierarchy, 100% of the payment obligation on such Receivable is guaranteed jointly or severally by the members of such Agent-Hierarchy, and

          (xiv) in the event the Obligor thereon shall have died or been terminated as an agent of AIL, all obligations relating to such Receivable shall have been assumed by the Agent-Hierarchy in respect of such Obligor; provided that such Receivable shall cease to be an Eligible Receivable if
     --------
     at any time the members of the Agent-Hierarchy shall assert the invalidity or unenforceability of their obligations in respect of the Receivable.

     Notwithstanding the foregoing, a Receivable that otherwise satisfies the criteria set forth above but for the fact that (A) the Obligor thereon is a resident of Canada or New Zealand and (B) such Receivable is denominated in the lawful currency of Canada or New Zealand rather than United States Dollars may constitute an "Eligible Receivable" for purposes of the Agreement.

          "ERISA" means the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time.

          "Facility Account" means the account of  Seller at Bank One, Account
           ----------------
     No. 10-36987.

          "Federal Funds Effective Rate" means, for any period, a fluctuating
           ----------------------------
     interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve

     System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain letter agreement dated as of December
           ----------
     21, 1999 among the Agent, PREFCO and Seller, and acknowledged by Torchmark, as it may be amended or modified and in effect from time to time.

          "Finance Charge Receivable" means the indebtedness arising in
           -------------------------
     connection with the extension by AIL to an Obligor of a loan or an advance for the payment of Finance Charges.

          "Finance Charges" means, with respect to a Contract, any finance,
           ---------------
     interest, late payment charges, fees, chargebacks or similar charges owing by an Obligor pursuant to such Contract.

          "Financial Institutions" has the meaning set forth in the preamble in
           ----------------------
     the Agreement.

          "Funding Agreement" means the Agreement and any agreement or
           -----------------
     instrument executed by any Funding Source with or for the benefit of PREFCO.

          "Funding Source" means (i) any Financial Institution or (ii) any
           --------------
     insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to PREFCO.

          "Future Commissions Deficiency" means, as of any Monthly Reporting
           -----------------------------
     Date, that the arithmetic average of the Future Commissions Ratios for such Monthly Reporting Date and each of the two immediately preceding Monthly Reporting Dates exceeds 65%.

          "Future Commissions Ratio" means, for any Monthly Reporting  Date, the
           ------------------------
     percentage equivalent of a fraction having as its numerator, the Net Receivables Balance as of the last day of the immediately preceding calendar month and as its denominator, the Present Value of Future Commissions on the last day of the immediately preceding calendar month.

          "Inactive Insurance Agent" means an Insurance Agent who shall
           ------------------------
     have died, retired or been terminated as an agent of AIL for any reason whatsoever.

          "Incremental Purchase" means a purchase of one or more Purchaser
           --------------------
     Interests which increases the total outstanding Capital under the Agreement.

          "Indebtedness" of a Person means such Person's (i) obligations for
           ------------
     borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Independent Director" shall mean a member of the Board of Directors
           --------------------
     of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of any Torchmark Entity or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding capital stock of any Torchmark Entity or any of their respective Subsidiaries or Affiliates.

          "Insurance Agent" means, in respect of any Receivable, the insurance
           ---------------
     broker or agent that shall have arranged the issuance or the proposed issuance of an Insurance Product in connection with which such Receivable shall have arisen.

          "Insurance Product" means any life insurance policy (whether term
           -----------------
     life, whole life or other life insurance policy of any type or kind), supplemental health insurance policy or any annuity, rider, other policy or similar contract.

          "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the
           ---------
     rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Purchaser Interest to be funded or maintained, divided by
     (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 0.75% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          "Liquidity Termination Date" means March 30, 2001, as such date may be
           --------------------------
     extended or renewed from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
     financial condition or operations of any Seller Party and its Subsidiaries,
     (ii) the ability of any Seller Party to perform its obligations under the Agreement or the ability of the

     Performance Guarantor to perform its obligations under the Performance Guaranty, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "Miscellaneous Receivable" means the indebtedness arising in
           ------------------------
     connection with the extension by AIL to an Obligor of a loan or an advance, whether as a working capital advance, public relations advance, bonus, group insurance premium, mailing expense advance, training advance, union dues payment, lease payment or otherwise, which loan or advance does not constitute a Regular Advance Receivable or a Finance Charge Receivable.

          "Monthly Report" means a report, in substantially the form of Exhibit
           --------------                                               -------
     VIII to the Agreement (appropriately completed), furnished by the Servicer
     ----
     to the Agent pursuant to Section 8.5.
                              -----------

          "Monthly Reporting Date" means the 10th day of each month (or, if such
           ----------------------
     day is not a Business Day, the next following day that is a Business Day).

          "NAIC" means the National Association of Insurance Commissioners.
           ----

          "Net Receivables Balance" means, at any time (i) the aggregate
           -----------------------
     Outstanding Balance of all Eligible Receivables at such time minus (ii) the
                                                                  -----
     aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit (if any) for such Obligor.

          "Obligations" shall have the meaning set forth in Section 2.1.
           -----------                                      -----------

          "Obligor" means a Person (including any guarantor) obligated to make
           -------
     payments pursuant to a Contract or by reason of the arrangements existing within an Agent-Hierarchy.

          "Outstanding Balance" of any Receivable at any time means the then
           -------------------
     outstanding principal balance thereof.

          "Performance Guarantor" means Torchmark, in its capacity as guarantor
           ---------------------
     under the Performance Guaranty.

          "Performance Guaranty" means that certain Performance Guaranty
           --------------------
     dated as of December 21, 1999 and amended and restated as of March 31, 2000 made by Torchmark, as guarantor, in respect of the obligations of AIL and Seller and certain other liabilities specified therein, as the same may from time to time be amended, restated, supplemented or otherwise modified and in effect from time to time.

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Policy Holder" means, in respect of any Receivable, the Person that shall
      -------------
have requested the issuance of the Insurance Product, which request shall have led to the creation of such Receivable, and/or the Person or Persons that shall have the obligation to make payments of the premium and related charges for such Insurance Product.

     "Pooled Commercial Paper" means Commercial Paper notes of PREFCO subject to
      -----------------------
any particular pooling arrangement by PREFCO, but excluding Commercial Paper issued by PREFCO for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by PREFCO.

     "Potential Amortization Event" means an event which, with the passage of
      ----------------------------
time or the giving of notice, or both, would constitute an Amortization Event.

     "PREFCO" has the meaning set forth in the preamble to the Agreement.
      ------

     "PREFCO Residual" means the sum of the PREFCO Transfer Price Reductions.
      ---------------

     "PREFCO Transfer Price" means, with respect to the assignment by PREFCO of
      ---------------------
one or more Purchaser Interests to the Agent for the benefit of the Financial Institutions pursuant to Section 13.1, the sum of (i) the Capital of each
                         ------------
Purchaser Interest (the "Capital Component") and (ii) all accrued and unpaid
                         -----------------
Yield for such Purchaser Interest; provided that if at any time the senior long-
                                   --------
term unsecured debt rating of Torchmark shall be below BB from Standard & Poor's Ratings Group and below Ba2 from Moody's Investor Services, Inc., the Capital Component at such time shall be equal to the lesser of (a) the Capital of each Purchaser Interest and (b) the Adjusted Liquidity Price of each Purchaser Interest.

     "PREFCO Transfer Price Reduction" means in connection with the assignment
      -------------------------------
of a Purchaser Interest by PREFCO to the Agent for the benefit of the Financial Institutions, in the event the Adjusted Liquidity Price shall have been used in the determination of the PREFCO Transfer Price therefor, the positive difference between (i) the Capital of such Purchaser Interest and (ii) the Adjusted Liquidity Price for such Purchaser Interest.

     "Present Value of Future Commissions" means, on any day, the present value
      -----------------------------------
of all future commissions payable as of such date to Obligors by AIL in connection with the origination of Insurance Products as calculated in accordance with Exhibit IX to the Agreement.
                ----------

     "Proposed Reduction Date" has the meaning set forth in Section 1.3.
      -----------------------                               -----------

     "Pro Rata Share" means, for each Financial Institution, the Commitment of
      --------------
such Financial Institution divided by the Purchase Limit, adjusted as necessary to give effect to the application of the terms of Sections 13.1 or 13.5.
                                                  -------------    ----

     "Purchase Limit" means $100,000,000.
      --------------

     "Purchase Notice" has the meaning set forth in Section 1.2.
      ---------------                               -----------

     "Purchase Price" means, with respect to any Incremental Purchase of a
      --------------
Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date, (iii) the Commitment Availability on the applicable purchase date and (iv) the excess, if any, of the Net Receivables Balance on the applicable purchase date over the aggregate outstanding amount of Capital without taking into account such proposed Incremental Purchase.

     "Purchaser" means PREFCO or a Financial Institution, as applicable.
      ---------

     "Purchaser Interest" means, at any time, an undivided percentage ownership
      ------------------
interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                                       C
                                     -----
                                      NRB

where:

C    =    the Capital of such Purchaser Interest.

NRB  =    the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until its Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to its Amortization Date. The variable percentage represented by any Purchaser Interest as computed ( or deemed recomputed) as of the close of the business day immediately preceding its Amortization Date shall remain constant at all times after such Amortization Date.

     "Receivable" means the indebtedness and other obligations owed by an
      ----------
Obligor to AIL (but for giving effect to any transfer or conveyance under the Receivables Sale

Agreement or the Agreement), whether constituting an account, chattel paper, instrument or general intangible, whether arising prior to, contemporaneous with or subsequent to the execution of the Agreement, and existing in connection with any Insurance Product issued by AIL (or an Affiliate thereof), the extension of credit by AIL to an Obligor (whether constituting an advance against anticipated premiums, a working capital advance or an extension of credit for any other purpose) or the rendering of any services by AIL to an Obligor. "Receivable" shall include, without limitation, (i) any "debit balance," "agent debit balance" or "actual debit balance," or any similar or successor concept thereto, owing at any time by an Obligor to AIL, (ii) any amounts advanced to an Obligor by AIL, such as an annualized payment, commission advance, regular advance, special advance, loan, indebtedness, obligation for repayment, working capital advance, public relations advance, bonus, group insurance premium, mailing expense advance, training advance, union dues payment, lease payment, finance charge payment or any other advance of any type, whether with respect to commissions (whether annualized, renewal, override or any other type or kind), earnings, compensation, payments, service fees, bonuses, incentives, credits, monies due, sums due or other amounts earned or expected to be earned by such Obligor and (iii) the obligation of such Obligor to pay any Finance Charges with respect to any of the foregoing. Indebtedness and other rights and obligations arising from any one transaction, notwithstanding the joint or several obligation of more than one Obligor thereon, shall constitute a single Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

     "Receivables Sale Agreement" means that certain Receivables Sale Agreement
      --------------------------
dated as of December 21, 1999 and amended and restated as of March 31, 2000 between AIL, as seller, and Seller, as buyer, as the same may from time to time be amended, restated, supplemented or otherwise modified and in effect from time to time.

     "Records" means, with respect to any Receivable, all Contracts and other
      -------
documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor(s).

     "Reduction Notice" has the meaning set forth in Section 1.3.
      ----------------                               -----------

     "Reduction Percentage" means, for any Purchaser Interest acquired by the
      --------------------
Financial Institutions from PREFCO for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the PREFCO Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

     "Reference Bank" means Bank One or such other bank as the Agent shall
      --------------
designate with the consent of Seller.

     "Regular Advance Receivable" means a Receivable which represents monies
      --------------------------
advanced or prepaid to the applicable Insurance Agent, as commissions for a new Insurance Product, by AIL (and not by any other Person in whole or in part) based exclusively upon (and not exceeding the commissions payable in respect of) the first year's premium for such new Insurance Product without regard to any premiums (or commissions thereon) for any subsequent periods.

     "Regulatory Action Level Event" means a "regulatory-action-level-event" as
      -----------------------------
such term is defined in Section 27-1-36-35 of the Indiana Code, as the same may be amended, modified, recodified or reenacted, in whole or in part, including all rules and regulations promulgated thereunder.

     "Regulatory Control Event" means any event that causes the applicable
      ------------------------
entity to be placed under supervision or any other regulatory control pursuant to Article 27-9 of the Indiana Code or any parallel provision in any other state law, or any successor provisions, as any of the foregoing may be amended, modified, recodified or reenacted, in whole or in part, including all rules and regulations promulgated thereunder.

     "Reinvestment" has the meaning set forth in Section 2.2.
      ------------                               -----------

     "Related Security" means, with respect to any Receivable:
      ----------------

     (i) all of Seller's interest (including any assignment or pledge in favor of the Seller or any offset rights held by Seller) in or to (A) any and all commissions, annualized commissions, renewal commissions, override commissions, earnings, compensation, payments, service fees, bonuses, incentives, credits, monies due, sums due or other amounts, whether earned or unearned or that may at any time be or become payable to the related Obligor, whether existing in connection with any Receivable or otherwise, by AIL or any Affiliate thereof and (B) any and all premiums and related payments due from Policy Holders in respect of any Insurance Product the issuance or proposed issuance of which shall have given rise to such Receivable, to the extent such premiums and related payments are allocable to the commissions payable by AIL to the applicable Obligor in respect of such Insurance Product;

     (ii) all of Seller's interest (including any assignment or pledge in favor of the Seller or any offset rights held by the Seller) in any other assets or interests in property of the applicable Insurance Agent or Agent-Hierarchy,

     (iii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to a Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any such arrangements securing such Receivable,

     (iv) all guaranties, contracts of suretyship, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to a Contract related to such Receivable or otherwise,

     (v)    all Records related to such Receivable,

     (vi) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement, and

     (vii)  all proceeds of any of the foregoing.

     "Required Financial Institutions" means, at any time, Financial
      -------------------------------
Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

     "Required Notice Period" means a period of two Business Days.
      ----------------------

     "Seller" has the meaning set forth in the preamble to the Agreement.
      ------

     "Seller Interest" means, at any time, an undivided percentage ownership
      ---------------
interest of Seller in the Receivables, Related Security and all Collections with respect thereto equal to (i) one, minus (ii) the aggregate of the Purchaser Interests.

     "Seller Parties" has the meaning set forth in the preamble to the
      --------------
Agreement.

     "Servicer" means at any time the Person (which may be the Agent) then
      --------
authorized pursuant to Article VIII to service, administer and collect
                       ------------
Receivables.

     "Servicing Fee" has the meaning set forth in Section 8.6.
      -------------                               -----------

     "Settlement Date" means (A) the 15th day of each month, and (B) the last
      ---------------
day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

     "Settlement Period" means (A) in respect of each Purchaser Interest of
      -----------------
PREFCO, the calendar month then most recently ended, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

     "SGA" means a Person that (i) has been engaged by AIL as a "state general
      ---
agent", (ii) serves as the senior manager of an Agent-Hierarchy and (iii) has guaranteed to AIL the repayment in full of all Receivables owing by any member of such Agent-Hierarchy.

     "SGA Net Worth" means, with respect to any SGA at any time of
      -------------
determination, (i) the present value of all future commissions payable as of such date to such SGA or to any member of its Agent-Hierarchy by AIL in connection with the origination of Insurance Products by such Agent-Hierarchy as calculated in accordance with Exhibit IX to the Agreement minus (ii) the
                              ----------                  -----
aggregate Outstanding Balance of all Receivables then owing by such SGA or any member of its Agent-Hierarchy.

     "Subordinated Note" means the Subordinated Note issued under and in
      -----------------
connection with the Receivables Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the
      ----------
outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

     "Terminating Tranche" has the meaning set forth in Section 4.3(b).
      -------------------                               --------------

     "Torchmark" means Torchmark Corporation, a Delaware corporation, and its
      ---------
successors.

     "Torchmark Credit Agreement" means that certain Credit Agreement dated as
      --------------------------
of October 22, 1997 among Torchmark, certain lenders parties thereto from time to time and Bank One (formerly known as The First National Bank of Chicago), as such Credit Agreement is in effect on the date hereof and without giving effect to any amendment, restatement, supplement, termination, release or other modification of all or any term or provision of such Credit Agreement after the date hereof.

     "Torchmark Entities" means, collectively, Torchmark, AIL and Seller.
      ------------------

     "Total Adjusted Capital" means the total adjusted capital as determined in
      ----------------------
accordance with the risk-based capital instructions adopted by the NAIC, as such instructions may be amended, modified, supplemented or restated from time to time. For reference purposes only, such term is also defined in Section 27-1-36-24 of the Indiana Code.

     "Tranche Period" means, with respect to any Purchaser Interest held by a
      --------------
Financial Institution:

     (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be selected by Seller with consultation from (and approval by) the Agent, commencing on a Business Day selected by Seller or the Agent pursuant to the Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically
                --------
corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

          (b) if Yield for such Purchaser Interest is calculated on the basis of the Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.
                                 --------

          If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the
     --------
     LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest of which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

          "Transaction Documents" means, collectively, the Agreement, each
           ---------------------
     Purchase Notice, the Receivables Sale Agreement, the Subordinated Note, the Performance Guaranty, the Fee Letter and all other instruments, documents and agreements executed and delivered in connection herewith.

          "UCC" means the Uniform Commercial Code as from time to time in effect
           ---
     in the specified jurisdiction.

          "Unsupported Receivable" means any Receivable which as of any date is
           ----------------------
     owing by a member of an Agent-Hierarchy the SGA in respect of which (i) does not have a positive SGA Net Worth as of such date and (ii) is an Inactive Insurance Agent on such date.

          "Yield" means for each respective Tranche Period relating to Purchaser
           -----
     Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for such Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                  EXHIBIT II

                            FORM OF PURCHASE NOTICE

                                                  [Date]


Bank One, NA,
     as Agent for the Purchasers parties
     to the Receivables Purchase
     Agreement referred to below
Suite IL1-0079, 1-21
1 Bank One Plaza
Chicago, Illinois 60670

Attention:     Asset Backed Finance

Re: Purchase Notice
    ---------------

Ladies and Gentlemen:

           The undersigned refers to the Receivables Purchase Agreement, dated as of December 21, 1999 and amended and restated as of March 31, 2000 (the "Receivables Purchase Agreement," the terms defined therein being used herein as therein defined), among the undersigned, as Seller and American Income Life Insurance Company, as initial Servicer, Preferred Receivables Funding Corporation ("PREFCO"), certain Financial Institutions parties thereto and Bank One, NA, as Agent for PREFCO and such Financial Institutions, and hereby gives you notice, irrevocably, pursuant to Section 1.2 of the Receivables Purchase Agreement, that the undersigned hereby requests an Incremental Purchase under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such Incremental Purchase (the "Proposed Purchase") as required by Section 1.2 of the Receivables Purchase Agreement:

     (i) The Business Day of the Proposed Purchase is [insert purchase date], which date is at least three (3) Business Days after the date hereof and is a Settlement Date.

     (ii) The requested Purchase Price in respect of the Proposed Purchase is $__________.

     (iii) The requested Discount Rate is [LIBO Rate] [Base Rate] [Pooled Commercial Paper rate] [having a Tranche Period of ___________________].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase (before and after giving effect to the Proposed Purchase):

     (i)    the representations and warranties of the undersigned set forth in
     Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the date of such Proposed Purchase as though made on and as of such date;

     (ii) no event has occurred and is continuing, or would result from such Proposed Purchase, that will constitute an Amortization Event or a Potential Amortization Event; and

     (iii) neither the Liquidity Termination Date nor the Amortization Date shall have occurred, the aggregate Capital of all Purchaser Interests shall not exceed the Purchase Limit and the aggregate Purchaser Interests shall not exceed 100%.

                                        Very truly yours,


                                        AILIC RECEIVABLES CORPORATION


                                        By: ________________________________


                                        Name:


                                        Title:


                               Signature Page to
                                Purchase Notice

                                  EXHIBIT III

                   PLACES OF BUSINESS OF THE SELLER PARTIES;

                             LOCATIONS OF RECORDS;

                   FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

AILIC RECEIVABLES CORPORATION

Principal Place of Business
---------------------------

None, except:

3700 South Stonebridge Drive
McKinney, Texas 75070

Location(s) of Records
----------------------

None, except:

3700 South Stonebridge Drive
McKinney, Texas 75070

Federal Employer Identification Number(s)
-----------------------------------------

None, except:

75-2852508

Corporate, Partnership Trade and Assumed Names
----------------------------------------------

None.


AMERICAN INCOME LIFE INSURANCE COMPANY

Principal Place of Business
---------------------------

None, except:

1200 Wooded Acres
Waco, Texas 76710

Location(s) of Records
----------------------

None, except:

1200 Wooded Acres
Waco, Texas 76710

3700 South Stonebridge Drive
McKinney, Texas 75070

Federal Employer Identification Number(s)
-----------------------------------------

None, except:

74-1365939

Corporate, Partnership Trade and Assumed Names
----------------------------------------------

None.

                                     III-2

                                  EXHIBIT IV

                        FORM OF COMPLIANCE CERTIFICATE

To: Bank One, NA, as Agent

     This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as December 21, 1999 and amended and restated as of March 31, 2000 among AILIC Receivables Corporation (the "Seller"), American Income Life Insurance Company (the "Servicer"), the
 ------                                                 --------
Purchasers party thereto and Bank One, NA, as agent for such Purchasers (the "Agreement"). Terms used herein and not otherwise defined herein shall have the
 ---------
meanings assigned under the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected _________________ of [the Performance Guarantor][AIL][Seller].

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of [the Performance Guarantor][AIL][Seller] and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which (i) constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below, or (ii) which has had or is reasonably likely to have a Material Adverse Effect.

     4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct. [Schedule I attached hereto further sets forth financial data and computations evidencing the compliance with the covenants of, and the absence of default under, the Torchmark Credit Agreement, all of which data and computations are true, complete and accurate.]/1/

     5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:


______________________
/1/ To be included in the Compliance Certificate to be issued by the Performance Guarantor.

     It is understood and acknowledged that the undersigned is executing this Certificate not in an individual capacity but solely in his or her capacity as an officer of the Seller and is without any personal liability as to the matters contained in this certificate.

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate
----------
in support hereof, are made and delivered this __ day of ___________, ____.



                                        ____________________________________
                                        Name:
                                        Title:



                               Signature Page to
                            Compliance Certificate

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

A. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:

                                   EXHIBIT V

                         FORM OF ASSIGNMENT AGREEMENT

          THIS ASSIGNMENT AGREEMENT is entered into as of the __ day of ___________, ____, by and between _____________________ ("Seller") and
                                                          ------
__________________ ("Purchaser").
                     ---------

PRELIMINARY STATEMENTS
----------------------

          A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of December 21, 1999 and amended and restated as of March 31, 2000 by and among AILIC Receivables Corporation, American Income Life Insurance Company, as "Servicer", Preferred Receivables Funding Corporation, Bank One, NA, as Agent, and the Seller and certain other Financial Institutions party thereto (as amended, modified or restated from time to time, the "Purchase Agreement").
                                                      ------------------
Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

          B. The Seller is a Financial Institution party to the Purchase Agreement, and the Purchaser wishes to become a Financial Institution thereunder; and

          C. The Seller is selling and assigning to the Purchaser an undivided __________% (the "Transferred Percentage") interest in all of Seller's rights
                  ----------------------
and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Seller's Commitment and (if applicable) the Capital of the Seller's Purchaser Interests as set forth herein;

          The parties hereto hereby agree as follows:

          1. This sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days
                                       --------------
(or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to PREFCO,
                       ----------------
the Seller and the Purchaser. From and after the Effective Date, the Purchaser shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if the Purchaser were an original party thereto and the Purchaser agrees to be bound by all of the terms and provisions contained therein.

          2. If the Seller has no outstanding Capital under the Purchase Agreement, on the Effective Date, Seller shall be deemed to have hereby transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller's Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of the Seller's future funding obligations under Section 4.1 of the Purchase Agreement.
                  -----------

          3. If the Seller has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of the Seller, on the Effective Date the Purchaser shall pay to the Seller, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of the Seller's Purchaser Interests (such amount, being hereinafter referred to as the "Purchaser's Capital"); (ii) all accrued but unpaid (whether
                    -------------------
or not then due) Yield attributable to the Purchaser's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of the Purchaser's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Purchaser's
                                                             -----------
Acquisition Cost");
----------------

whereupon, the Seller shall be deemed to have sold, transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller's Commitment and the Capital of the Seller's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of the Seller's future funding obligations under
Section 4.1 of the Purchase Agreement.

          4. Concurrently with the execution and delivery hereof, the Seller will provide to the Purchaser copies of all documents requested by the Purchaser which were delivered to such Seller pursuant to the Purchase Agreement.

          5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

          6. By executing and delivering this Assignment Agreement, the Seller and the Purchaser confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, the Seller makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchaser, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) the Seller makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Seller Affiliate or the performance or observance by the Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) the Purchaser confirms that it has received a copy of the

Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) the Purchaser will, independently and without reliance upon the Agent, PREFCO, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) the Purchaser appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) the Purchaser appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (g) the Purchaser agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

          7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 13.1 and 14.6 thereof.

          8. Schedule I hereto sets forth the revised Commitment of the Seller and the Commitment of the Purchaser, as well as administrative information with respect to the Purchaser.

          9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

          10. The Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of PREFCO, it will not institute against, or join any other Person in instituting against, PREFCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date hereof.

                                             [SELLER]

                                             By:
                                                 Title:

                                             [Purchaser]

                                             By:
                                                 Title:

                      SCHEDULE I TO ASSIGNMENT AGREEMENT

                      LIST OF LENDING OFFICES, ADDRESSES

                      FOR NOTICES AND COMMITMENT AMOUNTS

Date: ___________, ____


Transferred Percentage:  ______%
----------------------


            A-1            A-2            B-1            B-2
            ---            ---            ---            ---
                                          Outstanding
            Commitment     Commitment     Capital        Ratable
Seller      [existing]     [revised]      (if any)       Share
------      ----------     ---------      --------       -----




            A-1                           B-1            B-2
            ---                           ---            ---
                                          Outstanding
            Commitment                    Capital        Ratable
Purchaser   [initial]                     (if any)       Share
---------   ---------                     --------       -----




Address for Notices
-------------------


Attention:
Phone:
Fax:

                      SCHEDULE II TO ASSIGNMENT AGREEMENT

                               EFFECTIVE NOTICE

TO:________________________, Seller
     ____________________________
     ____________________________
     ____________________________

TO:________________________, Purchaser
     ____________________________
     ____________________________
     ____________________________

          The undersigned, as Agent under the Receivables Purchase Agreement dated as of December 21, 1999 and amended and restated as of March 31, 2000 by and among AILIC Receivables Corporation, American Income Life Insurance Company, as "Servicer", Preferred Receivables Funding Corporation, Bank One, NA, as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Seller, and ______________, as
Purchaser. Terms defined in such Assignment Agreement are used herein as therein defined.

          1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ____________, ____.

          2.   PREFCO hereby consents to the Assignment Agreement as required by
Section 12.1(b) of the Purchase Agreement.

          [3. Pursuant to such Assignment Agreement, the Purchaser is required to pay $____________ to the Seller at or before 12:00 noon (local time of the Seller) on the Effective Date in immediately available funds.]

                                             Very truly yours,

                                             BANK ONE, NA,
                                             individually and as Agent

                                             By: _______________________
                                             Title: ________________________

                                             PREFERRED RECEIVABLES FUNDING
                                             CORPORATION

                                             By: _____________________________
                                                     Authorized Signatory

                                  EXHIBIT VI

                         CREDIT AND COLLECTION POLICY

                                  (Attached)

                                  EXHIBIT VII

                              FORM OF CONTRACT(S)

                                  (Attached)

                                 EXHIBIT VIII

                            FORM OF MONTHLY REPORT

                                  (Attached)

          [In addition to such other information as may be included on this exhibit, each Monthly Report should set forth the following with respect to the related Calculation Period (as defined in the Receivables Sale Agreement): (i) the aggregate Outstanding Balance of Receivables created and conveyed by AIL to Seller in purchases pursuant to the Receivables Sale Agreement during such Calculation Period, as well as the Net Receivables Balance included therein,
(ii) the aggregate purchase price payable to AIL in respect of such purchases, specifying the Discount Factor (as defined in the Receivables Sale Agreement) in effect for such Calculation Period and the aggregate Purchase Price Credits (as defined in the Receivables Sale Agreement) deducted in calculating such aggregate purchase price, (iii) the aggregate amount of funds received by the Servicer during such Calculation Period which are to be applied as Reinvestments, (iv) the increase or decrease in the amount outstanding under the Subordinated Note as of the end of such Calculation Period after giving effect to the application of funds toward the aggregate purchase price and the restrictions on Subordinated Loans (as defined in the Receivables Sale Agreement) set forth in Section 1.2(a)(ii) of the Receivables Sale Agreement, and (v) the amount of any capital contribution made by AIL to Seller as of the end of such Calculation Period pursuant to Section 1.2(b) of the Receivables Sale Agreement.]

[In the event Seller elects to have any Monthly Report serve as a Purchase Notice, the following shall be appended to such Monthly Report as the last page thereof:

          Seller gives you notice, irrevocably, pursuant to Section 1.2 of the Receivables Purchase Agreement, that the undersigned hereby requests an Incremental Purchase under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such Incremental Purchase (the "Proposed Purchase") as required by Section 1.2 of the Receivables Purchase Agreement:

               (i) The Business Day of the Proposed Purchase is [insert purchase date], which date is at least three (3) Business Days after the date hereof and is a Settlement Date.

               (ii) The requested Purchase Price in respect of the Proposed Purchase is $__________.

               (iii) The requested Discount Rate is [LIBO Rate] [Base Rate] [Pooled Commercial Paper rate] [having a Tranche Period of
     ___________________].

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase (before and after giving effect to the Proposed Purchase):

               (i) the representations and warranties of the undersigned set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the date of such Proposed Purchase as though made on and as of such date;

               (ii) no event has occurred and is continuing, or would result from such Proposed Purchase, that will constitute an Amortization Event or a Potential Amortization Event; and

               (iii) neither the Liquidity Termination Date nor the Amortization Date shall have occurred, the aggregate Capital of all Purchaser Interests shall not exceed the Purchase Limit and the aggregate Purchaser Interests shall not exceed 100%.

                                        Very truly yours,

                                        AILIC RECEIVABLES CORPORATION


                                        By: ________________________________
                                        Name:
                                        Title:

                                    VIII-2

                                  EXHIBIT IX


                PRESENT VALUE OF FUTURE COMMISSIONS CALCULATION

          Present Value of Future Commissions ("PVFC") is the present value of future commissions expected on the policies in force on the calculation date. It is computed by discounting future commissions at a 10% discount rate after reducing future commissions for expected policy terminations. Policy terminations include provisions for mortality and lapsation.

          The program extracts policy data from the master in-force file and, using the factor for that policy's duration, plan code and commission schedule, selects the appropriate PVFC factor for that policy. This factor is multiplied by the annual premium and the PVFC amount results.

          These factors are computed using the lapse assumptions set forth below and the actuarial table known as the "65-70 Select and Ultimate Mortality Table Age Nearest Birthday, Combined Sexes".

                               PVFC LAPSE RATES
                               ----------------

        Policy Year                    Age of Policy Holder
        -----------                    --------------------
                              0-29         30-39       40-49       50+
                              ----         -----       -----       ---

                 1            0.54         0.49        0.40        0.34

                 2            0.37         0.31        0.18        0.11

                 3            0.25         0.19        0.13        0.10

                 4            0.18         0.13        0.09        0.08

                 5            0.14         0.10        0.08        0.08

                 6            0.12         0.09        0.07        0.06

                 7            0.10         0.07        0.06        0.05

                 8            0.09         0.06        0.05        0.05

                 9            0.08         0.06        0.05        0.05

                 10+          0.07         0.05        0.05        0.05

                                  SCHEDULE A

                     COMMITMENTS OF FINANCIAL INSTITUTIONS

-------------------------------------------------------------------------------
          Financial Institution                        Commitment
          ---------------------                        ----------
-------------------------------------------------------------------------------
   BANK ONE, NA                                     $102,000,000.00
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

                                  SCHEDULE B

                    DOCUMENTS TO BE DELIVERED TO THE AGENT

                      ON OR PRIOR TO THE INITIAL PURCHASE

1. Receivables Purchase Agreement dated as of December 21, 1999 and amended and restated as of March 31, 2000 among the Seller, AIL, PREFCO, the Financial
   Institution and the Agent.

2. Receivables Sale Agreement dated as of December 21, 1999 and amended and restated as of March 31, 2000 among the Seller and AIL.

3. Performance Guaranty dated as of December 21, 1999 and amended and restated as of March 31, 2000 made by Torchmark in favor of the Agent for the benefit of PREFCO and the Financial Institution, in respect of certain obligations and liabilities in connection with the Receivables Purchase Agreement and the Receivables Sale Agreement.

4. Reliance Letter with respect to the General Corporate Opinion of Larry M.
   Hutchison, Counsel of Torchmark, as counsel for the Seller, AIL and Torchmark.

5. Reliance Letter with respect to the Opinion of Sneed, Vine & Perry, as counsel for AIL relating to various perfection issues.

6. Reliance Letter with respect to the Opinion of Maynard, Cooper & Gale, P.C., as counsel for the Seller, AIL and Torchmark relating to various corporate, perfection and other issues.

7. Reliance Letter with respect to the Opinion of Maynard, Cooper & Gale, P.C., relating to various "true sale" issues.

                                       i